EXHIBIT 10.9

MANAGEMENT STOCK AGREEMENT

THIS MANAGEMENT STOCK AGREEMENT is made as of                     , between QC HOLDINGS, INC., a Kansas corporation (the “Company”), and the employee whose name appears on the signature page hereof (“Employee”).

Recitals

A. The Company has this day granted stock options to Employee under the Company’s 1999 Stock Option Plan.

B. The Company’s grant of options to Employee is conditioned upon Employee entering into this Management Stock Agreement for the purpose of setting forth certain rights and obligations of Employee and the Company with respect to the shares of Common Stock now owned or hereafter acquired by Employee.

Agreement

The parties hereto agree as follows:

1. Definitions.

“affiliate” of any person means any other person which directly or indirectly controls, is controlled by or is under common control with such person.

“Board” means the Company’s board of directors or the board of directors or similar management body of any successor of the Company.

“Fair Market Value” of each share of Shares means the fair market value per share determined by the Board. The determination of Fair Market Value by the Board will be determined after consideration of any purchases or sales of Common Stock of the Company in arm’s length transactions within any period of not less than one year prior to the determination date and any grants of incentive stock options by the Company within the preceding year.

“Initial Public Offering” means the completion of the first public offering of the Company’s Common Stock with net proceeds to the Company or the sellers of Common Stock of not less than $10 million.

“Permitted Transferee” means:

(a) in the case of any Stockholder, the Company or any other Stockholder or their Permitted Transferees;

(b) in the case of any Stockholder who is a natural person, (i) a person to whom Shares are transferred (A) by will or the laws of descent and distribution or (B) by gift without consideration of any kind to the spouse, child or grandchild of Employee, or (ii) a trust, family limited partnership or family limited liability company that is for the exclusive benefit of a Stockholder or his or her Permitted Transferees under (i) above;

(c) in the case of any Stockholder who is not a natural person, a person that is an affiliate of such Stockholder; or

(d) any person with respect to whom the Board of Directors of the Company, in its sole discretion, adopts a resolution stating that the Board has no objection if a transfer of Shares is made to that person.

“Shares” means any shares of Common Stock of the Company now owned or hereafter acquired by Employee or any of his or her Permitted Assigns.

“Stockholder” means the registered holder of any shares of Common Stock of the Company.

“Subsidiary” means any corporation, a majority of the voting capital stock of which is held in the aggregate by the Company and any other subsidiaries of the Company.

2. No Employment Agreement. Employee acknowledges that neither the grant of stock options to Employee nor any provision contained herein entitles Employee to remain in the employment of the Company or any of its Subsidiaries or affect the right of the Company or Subsidiary to terminate Employee’s employment at any time for any reason. Employee acknowledges that he or she is an employee at will and that he or she has no agreements or understandings, oral or written, that give or purport to give Employee any right to continued employment by the Company or any of its Subsidiaries.

3. Prohibited Transfers. Employee may not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares owned by him or her except in compliance with the terms of this Agreement.

4. Permitted Transferees.

(a) Notwithstanding anything in this Agreement to the contrary, Employee may at any time transfer any or all of his or her Shares to one or more of Permitted Transferees without the consent of the Board or to any other Stockholder or group of Stockholders (except as provided in paragraph (d) of the definition of “Permitted Transferee”) so long as (a) the Permitted Transferee agrees in writing to be bound by the terms of this Agreement, and (b) the transfer to a Permitted Transferee is not in violation of any applicable federal or state securities laws.

(b) Notwithstanding anything in this Agreement to the contrary, Employee may pledge all or any part of the Shares held by him or her to any commercial bank or other financial institution that is providing the senior credit facility to the Company or its affiliates.

5. Improper Transfer. Any attempt to sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any Shares not in compliance with this Agreement will be null and void and neither the Company nor any transfer agent will give any effect in the Company’s stock records to any attempted improper sale, assignment, transfer, grant of a participation in, pledge or other disposition.

6. Right of First Refusal on Dispositions.

(a) If at any time Employee or any Permitted Transferee wishes to sell all or any part of his or her Shares (the “Offeror”), the Offeror must submit a written offer to sell such Shares to the Company on terms and conditions, including price, not less favorable to the Company than those on which the Offeror proposes to sell such Shares to any other purchaser (the “Offer”). The Offer shall disclose the identity of the proposed purchaser or transferee, the number of Shares proposed to be sold, the terms of the sale, and any other material facts relating to the sale. The Company has the exclusive right to accept the Offer as to all or any part of the Shares covered thereby.

(b) If the Company does not exercise its right to purchase all of the Shares offered pursuant to the Offer, the other Stockholders will then have the exclusive right (on a pro rata basis based upon the total number of shares of Common Stock that they own or have the right to acquire pursuant to outstanding options, warrants and convertible securities) to accept the Offer with respect to the remaining Shares. If the other Stockholders do not exercise their rights to purchase all of the remaining Shares offered pursuant to the Offer, the Shares not so purchased may be sold by the Offeror at any time within 90 days after the expiration of the Offer. Any such sale must be to the same proposed purchaser or transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Offer. Except as provided in Section 13(a) below, any Shares sold within the 90-day period will continue to be subject to the provisions of Sections 3 through 8, inclusive.

(c) The Company or the other Stockholders shall notify the Offeror of its or their intention to accept the Offer as soon as practicable after its or their exclusive purchase right arises, but in no event later than 15 days after such date or the date of receipt of the Offer (whichever occurs later), which notification shall be in writing and delivered by hand or mailed to the Offeror at his, her or its address set forth below and shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby.

7. Tag Along Rights. If at any time any of the Stockholders or a group of Stockholders (the “Selling Party”) wishes to sell shares of Common Stock owned by him, her or it that are in the aggregate more than 50% of the then issued and outstanding shares of Common Stock to any person or entity other than to Permitted Transferees, the Company will use its best efforts to give Employee the opportunity to offer for sale to the purchaser, as a condition of such sale by the Selling Party, the same proportion of the Shares owned by Employee as the proposed sale represents with respect to the shares of Common Stock then owned by the Selling Party at the same price per Share and on the same terms and conditions as involved in such sale by the Selling Party. Employee shall notify the Company of that intention as soon as practicable after receipt of notice of the proposed sale, but in no event later than 30 days after receipt thereof, which notification must be in writing and delivered by hand or mailed to the Company.

8. Drag Along Rights.

(a) If Stockholders (the “Transferring Stockholders”) desire to sell their shares to any third party that, as a result of the sale would, together with its affiliates, own a majority of the then issued and outstanding Common Stock of the Company (a “Section 8 Sale”), the may, at the option of the Transferring Stockholders, require all Employee to participate in such sale. The Company shall provide written notice of such Section 8 Sale to the Employee (“Section 8 Notice”). The Section 8 Notice shall identify the purchaser, the number and class (or classes) of Shares subject to the Section 8 Sale (the “Number of Shares”), the per Share consideration for which a sale is proposed to be made (the “Section 8 Sale Price”) and all other material terms and conditions of the Section 8 Sale. Employee shall be required, as set forth below, to deliver such number of Shares as constitutes its Section 8 Pro Rata Portion. “Section 8 Pro Rata Portion” means, with respect to each Stockholder other than the Transferring Stockholders at the time of the Section 8 Sale, a number equal to the product of (i) the total number of shares then owned by such Stockholder and (ii) a fraction, the numerator of which shall be the total number of shares proposed to be sold by the Transferring Stockholders, and the denominator of which shall be the total number of shares owned by the Transferring Stockholders. Within 10 days following the date of the Section 8 Notice, Employee shall deliver to a representative of the Transferring Stockholders designated in the Section 8 Notice certificates representing the shares held by such Stockholder, duly endorsed, together with all other documents required to be executed in connection with such Section 8 Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Shares pursuant to this Section 8(a) at the closing for such Section 8 Sale against delivery to such Stockholder of the consideration therefor. If Employee fails to deliver the certificates to the Transferring Stockholders, the Company will cause the books and records of the Company to show that the shares are bound by the provisions of this Section 8(a) and that the shares will be transferred to the third party immediately upon surrender for transfer thereof by Employee.

(b) If, within 120 days after the Company gives the Section 8 Notice, the Transferring Stockholders have not completed the sale of all the Shares subject to the Section 8 Sale, Transferring Stockholders will return to Employee all certificates representing Shares that Employee delivered for sale, and all the restrictions on sale or other disposition contained in this Agreement with respect to Shares owned by Employee will again be in effect.

(c) Promptly after the consummation of the sale of Shares of Transferring Stockholders and the other Stockholders pursuant to this Section 8, Transferring Stockholders will give notice thereof to the other Stockholders, will remit to each of such other Stockholders who have surrendered their certificates the total consideration for the shares of the other Stockholders sold pursuant thereto, and will furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by the other Stockholders.

9. Repurchase Option.

(a) If Employee ceases to be employed by the Company or any of its Subsidiaries for any reason, including death or permanent disability (the “Termination”), then all of the Shares (whether held by Employee or one or more of Employee’s Permitted Transferees and including any Shares subject to options held by Employee) will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 9 (the “Repurchase Option”).

(b) Upon a Termination, the purchase price for each Share will be the Fair Market Value for the Shares.

(c) The Company may elect to purchase all or any portion of the Shares subject to repurchase by delivering written notice (the “Repurchase Notice”) to the holder or holders of the Shares within 120 days after Termination. The Repurchase Notice will set forth the number of Shares to be acquired from each holder, the aggregate consideration to be paid for the Shares and the time and place for the closing of the transaction. The number of Shares to be repurchased by the Company will first be satisfied to the extent possible from the Shares held by Employee at the time of delivery of the Repurchase Notice. If the number of Shares then held by Employee is less than the total number of Shares that the Company has elected to purchase, then the Company will purchase the remaining Shares elected to be purchased from the other holder(s) of Shares issued under this Agreement (i.e., Permitted Transferees), pro rata according to the number of Shares held by the other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest whole share).

(d) The closing of the purchase of the Shares pursuant to the Repurchase Option will take place on the date designated by the Company in the Repurchase Notice, which date will not be more than 150 days after the delivery of the Repurchase Notice. The Company will pay for the Shares to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Employee to the Company. The Company will pay for the Shares to be purchased by it pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such Shares. The Company will be entitled to receive customary representations and warranties from the sellers regarding the sale.

(e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Shares by the Company will be subject to any customary restrictions contained in applicable corporate and securities laws and in the Company’s and its Subsidiary’s debt financing agreements. If any restrictions prohibit the repurchase of Shares hereunder that the Company is otherwise entitled to make, the Company may make the repurchases as soon as it is permitted to do so under those restrictions.

10. Confidential Information and Goodwill; Inventions. Employee agrees that:

(a) As a necessary function of Employee’s employment hereunder, Employee will have access to and utilize Confidential Information, which constitutes a valuable and essential asset of the Company’s business.

(b) The Confidential Information, observations and data obtained by him/her during the course of his/her performance under this Agreement concerning the business and affairs of the Company are the property of the Company, including information concerning the acquisition opportunities in or reasonably related to the Business of which Employee becomes aware during the term of Employee’s employment with the Company or any Subsidiary (the “Service Term”). Therefore, Employee agrees that he/she will not disclose to any unauthorized person or use for his/her own account any of the Confidential Information without the Board’s written consent. Employee agrees to deliver to the Company at the termination of his/her employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (including copies thereof) relating to the Company, the Business or any other Confidential Information.

(c) All inventions, innovations, developments, improvements, methods, designs, analyses, drawings, software, reports and all similar or related information (whether or not patented or patentable) developed by Employee during the Service Term which (i) directly or indirectly relate to the Company or its Subsidiaries or the Business, or (ii) result from any work performed by Employee while employed by the Company or its Subsidiaries shall belong to the Company and its Subsidiaries. Employee shall promptly disclose all such inventions to the Board and perform all actions reasonably requested by the Board (whether during or after the Service Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

11. Noncompetition and Nonsolicitation.

(a) Noncompetition. Employee acknowledges that in the course of his/her employment with the Company he/she will become familiar with the Company’s and its Subsidiaries’ trade secrets and with other Confidential Information concerning the Company and that his/her services will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Employee agrees that, during the Service Term and for a period of one year after termination thereof (collectively, the “Noncompete Period”), he/she will not directly or indirectly in any state in which the Company or any of its Subsidiaries is engaged in business on the date of Employee’s termination of employment own, manage, control, participate in, consult with, render services for, or in any manner engage in any competitive activity or any businesses with which the Company or its Subsidiaries are engaged in at the time of the termination of the Employee’s employment with the Company.

(b) Nonsolicitation. During the Noncompete Period, Employee will not directly or indirectly through another entity (i) induce or attempt to induce any management employee of the Company or any Subsidiary or, to the actual knowledge of the Employee, any other employee of the Company or any Subsidiary, to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof or (ii) induce or attempt to induce any customer, supplier, vendor, licensee, independent contractor or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or to modify its business relationship with the Company in a manner adverse to the Company or any Subsidiary, or in any way disparage the Company or its Subsidiaries to any such customer, supplier, vendor, licensee or business relation of the Company or any Subsidiary.

(c) Enforcement. The Employee understands and agrees that the grant of the options to Employee pursuant to Section 1 of this Agreement are in consideration for Employee’s covenants contained in Sections 10 and 11 of this Agreement. If, at the time of enforcement of Section 10 or 11 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Employee’s services are unique and because Employee has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

12. General.

(a) Termination of Certain Provisions upon an Initial Public Offering. Notwithstanding any other provision of this Agreement, after the closing date of an Initial Public Offering, all provisions of this Agreement, other than Sections 10 and 11, will terminate and cease to be in effect.

(b) Legend. The certificates representing the Shares will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER,

CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A MANAGEMENT STOCK AGREEMENT BETWEEN THE COMPANYAND AN EMPLOYEE OF THE COMPANY DATED AS OF JANUARY 5, 1999, AS AMENDED FROM TIME TO TIME. COPIES OF THIS AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(c) Conversions and Exchanges. If the Shares are converted into or exchanged for, or Stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company’s successor and this Agreement will apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

(d) Severability. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other term or provision of this Agreement, which will remain in full force and effect.

(e) Specific Performance. In addition to any other remedies that may be available at law in the event of any breach of this Agreement, the Company and each Stockholder is entitled to specific performance of the agreements and obligations of the Company and the other Stockholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

(f) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Kansas.

(g) Notices. All notices or elections permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice or election and shall be delivered personally, or sent by registered or certified mail, return receipt requested, to the Company and the Stockholders at their respective addresses shown below or in the stock record books of the Company or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

(h) Complete Agreement; Amendments. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the Company and Employee relating to the capital stock of the Company or any Subsidiary. No amendment, modification or termination of any provision of this Agreement will be valid unless in writing and signed by the Company and Employee.

(i) Pronouns. Whenever the content may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which will constitute one Agreement binding on all the parties hereto.

(k) Captions. Captions of sections have been added only for convenience and will not be deemed to be a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

QC HOLDINGS, INC.

By:
Its:
Address: 2812 West 47th Street Kansas City, Kansas 66103

EMPLOYEE

Printed Name:
Address: